Exhibit 99.1


Digital Recorders, Inc. Announces CEO Will Appear on CNBC TV Today; Kudlow & Cramer to Interview David L. Turney

    DALLAS--(BUSINESS WIRE)--xx--Digital Recorders, Inc. (DRI) (Nasdaq:TBUS), a market leader in transit, transportation, and law enforcement digital communications and audio enhancement systems, announced today that David L. Turney, the Company's Chairman, Chief Executive Officer, and President, will appear on CNBC TV's Kudlow & Cramer show airing today from 5 p.m. to 6 p.m. (Eastern).

    About the Company

    Digital Recorders, Inc. is a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, as well as enhance law enforcement agencies' surveillance capabilities. Our transit communications products -- TwinVision(R) and Mobitec route destination signage systems, Talking Bus(R) voice announcement systems, and Internet-based, automatic vehicle monitoring systems -- enhance public transportation around the globe. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies worldwide capture, arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    Forward-Looking Statements

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including those described below. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated. The risks associated with forward-looking statements include, but are not limited to, product demand and market acceptance risks, the impact of competitive products and pricing, the effects of economic conditions and trade, legal, social and economic risks, such as import, licensing and trade restrictions, the results of implementing the Company's business plan, and the impact on the Company of its relationships with its lenders and creditors. Refer to the Company's various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements and the risks associated with our business.

    CONTACT: Digital Recorders, Inc., Dallas
             Veronica B. Marks, 214-378-4776
             Fax: 214-378-8437
             veronicam@digrec.com